Exhibit 10.21

THIRD AMENDMENT TO THE

DEVELOPMENT AND SUPPLY AGREEMENT

This Third Amendment to Development and Supply Agreement (“Third Amendment”), effective as of September 26, 2022 (the “Third Amendment Effective Date”), is entered into between Luminex Corporation, a Delaware corporation with principal offices at 12212 Technology Boulevard, Austin, Texas 78727 (“Luminex”), and DiaCarta Inc., a California corporation, with principal offices at 4385 Hopyard Road, Suite 100, Pleasanton, CA, 94588 (“DiaCarta”). Luminex and DiaCarta are each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Whereas, Luminex and DiaCarta entered into a Development and Supply Agreement dated as of June 30, 2018, and subsequently amended through the First Amendment dated as of July 30, 2018, and the Second Amendment dated November 30, 2018 (collectively, the “Agreement”).

B. Whereas, the parties desire to implement certain modifications to the Agreement under this Third Amendment as set forth herein.

NOW THEREFORE, in consideration of the mutual obligations in this Third Amendment and for other good consideration, the receipt and sufficiency of which are acknowledged, the parties to this Third Amendment agree as follows:

I.	Changes to the Agreement. For purposes of this Third Amendment, the following are changes to the Agreement:

A.	Exhibit A is hereby deleted in its entirety and replaced the new Exhibit A attached hereto and incorporated herein by reference.

II.	All capitalized terms shall have the meanings defined for such terms in this Third Amendment or, if not defined in the Third Amendment, the meanings defined in the Agreement.

III.	Except as amended by this Third Amendment, all other terms and conditions in the Agreement will remain in full force and effect.

IV.	This Third Amendment hereby amends the Agreement to incorporate the terms and conditions set forth in this Third Amendment. The relationship of the Parties shall continue to be governed by the terms and conditions of the Agreement, as amended. In the event of a conflict between the terms and conditions of the Agreement and this Third Amendment, the terms and conditions of this Third Amendment shall control.

V.	This Third Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Third Amendment may be executed by electronic signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

This document contains confidential information and cannot be shared in any form with any third party without the written permission of Luminex Corporation.

IN WINESS WHEREOF, the Parties have caused this Third Amendment to be executed by their duly authorized representatives effective as of the Third Amendment Effective Date.

LUMINEX CORPORATION

By:	/s/ Cassandra Campbell

Name:	Cassandra Campbell

Title:	Corporate Vice President, Business Development

DIACARTA Inc.

By:	/s/ Aiguo Zhang

Name:	Aiguo Zhang, Ph. D.

Title:	President and CEO

This document contains confidential information and cannot be shared in any form with any third party without the written permission of Luminex Corporation.

EXHIBIT A

FIELDS

“Field One” means Testing Services and Assay Products utilizing DiaCarta’s Xena-Nucleic Acid probe mediated PCR clamping technology used solely for the qualitative and/or semi-quantitative and/or quantitative detection of cancer-associated somatic mutations from human samples to profile cancer mutations and inform therapeutic options and monitor cancer recurrence, solely for in vitro diagnostic use.

Notwithstanding the foregoing, DiaCarta shall be permitted to sell and distribute Assay Products and Assay Development Products solely for Research Use to the following companies solely for use by such companies as Reagents within the company’s clinical diagnostic applications as described below:

“Field Two” means Testing Services and Assay Products utilizing DiaCarta’s SuperbDNA technology for the qualitative and/or semi-quantitative and/or quantitative detection of the following, solely for in vitro diagnostic use: (i) RNA gene expression from human samples for cancer-associated diseases; (ii) human papilloma virus (HPV) oncogenes E6 and E7 mRNA from high-risk HPV genotypes including 16, 18, 31, 33, 35, 39, 45, 51, 52, 56, 58, 59, 66, and 68, ana genotyping HPV 16 and 18 from human samples, to correlate HPV infection and the potential development of cancer; and, (iii) circulating cell-free Alu DNA in plasma obtained from human whole blood samples, to measure radiation dosage.

“Field Three” means Testing Services and Assay Products utilizing DiaCarta’s QClamp XNA-PCR CRISPR-Quest technology used solely for the screening, detection and quantification of genome-editing events utilizing CRISPR-Cas9 technology, from human samples, for research use only.

“Field Four” means Testing Services utilizing Assay Products manufactured and sold by Bio-Techne, pursuant to an agreement between Nonagen and Bio-Techne, for the detection and quantification of the presence of protein biomarkers derived from human urine samples for use in determining bladder cancer risk and diagnosis, and informing therapeutic intervention solely as a laboratory developed test under Clinical Laboratory Improvement Amendments regulations.

Field Restriction in Specific Countries of the Territory: Field One and Field Two exclude any Assay Products for the purpose of HPV testing of any type and for any application, including but not limited to cancer applications, within the People’s Republic of China (i.e. Mainland China), Taiwan, Hong Kong, and Macau.

For the avoidance of doubt and by way of example only and not intended to be an exhaustive list, theField(s) do not include:

(i)	the rights to Commercialize Assay Products outside of Fields One, Two and Three;

(ii)	the rights to Commercialize Testing Services outside of Fields One, Two and Three;

(iii)	Kits or Testing Services for any purpose or testing for any purpose in any of the following applications: microRNA (miRNA) analysis (as defined below), cystic fibrosis, Jewish heritage genetie related diseases, infectious disease, coagulation related genetic diseases, Human Histocompatibility Testing (as defined below), testing for autoimmune diseases, ribonucleic acid (RNA) testing other than as set forth in Field Two, Oncology Testing (as defined below) other than as set forth in Fields One, Two and Four, Exosome Testing (as defined below), Commercial Blood Transfusion Product Testing (as defined below), environmental testing, veterinarian testing, production animal testing, crop protection testing, crop safety testing, food production testing, and/or food safety testing; and

This document contains confidential information and cannot be shared in any form with any third party without the written permission of Luminex Corporation.

(iv)	patient testing and the in vitro diagnostics testing of clinical specimens of human or animal origin to determine disease presence, disease predisposition, disease prognosis, therapeutic approach or therapeutic efficacy other than as set forth in Fields One and Two.

For purposes of this Exhibit A, the following definitions shall apply:

“Commercial Blood Transfusion Product Testing” means any blood testing related to blood processing for any transfusion or industrial purpose.

“Human Histocompatibility Testing” means the field of human histocompatibility that includes the detection and measurement of HLA cellular antigens, scrum based antibodies to HLA antigens, soluble HLA antigens, and nucleic acids and proteins related to such antigens.

“microRNA (miRNA)” means a class of small non-coding ribonucleic acid (RNA) species that areinvolved in gene expression regulation.

“Oncology Testing” means the testing of clinical specimens originating from human patients to determine the presence of markers or antibodies thereto that arc diagnostic for and/or used to detect and monitor cancers of all types, solid and lymphatic.

“Exosome Testing” means the testing of human patient samples for the capture, detection, characterization and/or quantification of Microvesicles.

“Microvesicles”  means membrane vesicles ranging between 15 nm and 1.5 microns in diameter, which are secreted by budding or shedding from the plasma membrane of a human cell.

This document contains confidential information and cannot be shared in any form with any third party without the written permission of Luminex Corporation.